Exhibit 10.2

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT CONTRACT

This First Amendment, dated as of January 27, 2004, to Executive Employment Contract dated May 1, 2003 (“Employment Contract”), between Huttig Building Products, Inc., a Delaware corporation, with its principal office located at 555 Maryville University Drive, Suite 240, St. Louis, Missouri 63141, hereinafter termed “Company”, and Michael A. Lupo, hereinafter termed “Executive”.

WHEREAS, the Company and Executive are parties to the Employment Contract which provides for a term of employment continuing until April 30, 2005; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to extend the term of the Employment Contract and has approved the extension of the term of the Employment Contract to December 31, 2005;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the Company and the Executive agree as follows:

1. Section 2(a) of the Employment Contract is hereby amended and restated to read as follows:

“(a) In General. The term of this Employment Contract shall begin on the 1st day of May, 2003 (“Commencement Date”) and shall continue until December 31, 2005.”

2. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the Company has caused this Employment Contract to be executed by its duly authorized officers, and Executive has hereunto set his hand, as of the day and year first-above written.

COMPANY: Huttig Building Products, Inc.

By:

Name:
Title:

EXECUTIVE:

Michael A. Lupo